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                                                                      EXHIBIT 11

                             IN FOCUS SYSTEMS, INC.
                      CALCULATIONS OF NET INCOME PER SHARE

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                                 Year Ended December 31,
                                 ------------------------------------------------------------------------------------------------
                                 1996                              1995                              1994
                                 ---------------------------       ---------------------------       ----------------------------
                                 Primary      Fully Diluted        Primary      Fully Diluted        Primary       Fully Diluted
                                 ---------------------------       ---------------------------       ----------------------------
Weighted Average Shares
Outstanding for the Period         10,861,457    10,861,457          10,944,240    10,944,240          11,256,047    11,256,047

Dilutive Common Stock
Options Using the Treasury
Stock Method                          418,364       420,146             499,372       697,040             444,824       728,280
                                 ---------------------------       ---------------------------        --------------------------

Total Shares Used for Per
Share Calculations                 11,279,821    11,281,603          11,443,612    11,641,280          11,700,871    11,984,327
                                 ---------------------------       ---------------------------       ---------------------------
                                 ---------------------------       ---------------------------       ---------------------------

Net Income                       $ 13,132,000  $ 13,132,000        $ 22,692,000  $ 22,692,000        $ 10,408,000  $ 10,408,000
                                 ---------------------------       ---------------------------       ---------------------------
                                 ---------------------------       ---------------------------       ---------------------------

Net Income Per Share             $       1.16  $       1.16        $       1.98  $       1.95        $       0.89  $       0.87
                                 ---------------------------       ---------------------------       ---------------------------
                                 ---------------------------       ---------------------------       ---------------------------
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